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                                                                      EXHIBIT 21
                   SUBSIDIARIES OF ALATENN RESOURCES, INC.
                           AS OF DECEMBER 31, 1994




        SUBSIDIARY                         STATE OF INCORPORATION         OWNERSHIP
        ----------                         ----------------------         ---------
Alabama-Tennessee Natural
 Gas Company                                       Alabama                   100%

Warrior Basin Gas Company                          Alabama                   100%

Vulcan Oil and Gas Company                         Alabama                   100%

Central Gas Company                                Alabama                   100%

Tennessee River Development
 Company                                           Alabama                   100%

North Mississippi Natural
 Gas Corporation                                   Mississippi               100%

Hardin County Gas Company                          Tennessee                 100%

AlaTenn Energy Marketing
 Company                                           Alabama                   100%

Tennessee River Intrastate
 Gas Company                                       Alabama                   100%

AlaTenn Credit Corp.                               Alabama                   100%

AlaTenn Pipeline Company                           Alabama                   100%

Ryder International Corporation                    Alabama                   100%
